UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2017 (December 14, 2017)

Alamo Group Inc.
(Exact name of registrant as specified in its charter)

State of Delaware	0-21220	74-1621248
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1627 E. Walnut, Seguin, Texas	78155
(Address of Registrant’s principal executive offices, including zip code)	(Zip Code)

1627 E. Walnut Seguin, Texas 78155
(Address of Principal executive offices)

(830) 379-1480
Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of
1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) At a meeting of the Company's Board of Directors on December 14, 2017, Mr. Richard W. Parod was elected as a director effective immediately. The Board determined that Mr. Parod is independent in accordance with the director independence standards established under the Company's Corporate Governance Guidelines.

Mr. Parod, 64, was a Director and CEO of the Lindsay Corporation from April 2000 until his retirement on December 1, 2017. Prior to Lindsay, Mr. Parod served as the Vice President and General Manager of the Toro Company's Irrigation Division.

In connection with his election as a director, Mr. Parod will receive 420 shares of restricted stock awards pursuant to the Company's 2009 Equity Incentive Plan. The restricted stock awards will vest ratably over the next four years. In addition, Mr. Parod will be eligible to participate in the Company's director compensation arrangements which are more fully described in the Company's 2017 definitive proxy statement.

The Company is not aware of any related party transactions between Mr. Parod, on the one hand, and the Company, on the other hand, subject to disclosure pursuant to Item 404(a) of Regulation S-K.

A copy of the press release regarding the election of Mr. Parod to the Board is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02(d).

Item 9.01    Financial Statements and Exhibits
Exhibit 99.1 - Press Release dated December 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 15, 2017	By: /s/ Robert H. George
Robert H. George,
Vice President-Administration

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press release of the Company dated December 14, 2017